UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005 (April 28, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway
Alpharetta, Georgia 30022

 (Address of Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

ITEM 1.02             Termination of a Material Definitive Agreement

ITEM 5.02(b)                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2005, each of Gene Venesky, the Chief Executive Officer of MQ Associates, Inc. (“MQ Associates”), J. Kenneth Luke, the President of MQ Associates, and Thomas C. Gentry, the Chief Financial Officer of MQ Associates, voluntarily resigned their respective positions as officers and directors, as applicable, of MQ Associates and its subsidiaries.  In connection with their resignations, each of them entered into a separation agreement with MQ Associates and its wholly-owned subsidiary, MedQuest, Inc. (“MedQuest”), the terms of which are generally consistent with the terms of their respective amended and restated employment agreements for “Termination by Executive” (as referenced in Section 6(b) of such agreements).  In addition, each of Messrs. Venesky, Luke and Gentry (i) waived and/or amended certain of their rights (including the right to designate directors to the board of MQ Associates) under (a) the Stockholders’ Agreement dated as of August 15, 2002 among MQ Associates and the stockholders signatory thereto (the “Stockholders’ Agreement”); (b) the Registration Rights Agreement dated as of August 15, 2002 among MQ Associates and the stockholders signatory thereto; and (c) the certificate of incorporation of MQ Associates; and (ii) provided a limited release of claims that each of them may have against MQ Associates, its affiliates, subsidiaries, divisions, shareholders, members, predecessors, directors, employees, managers, partners, officers, agents and attorneys, including claims arising out of their respective employment with MedQuest and their respective resignations thereof.  The amended and restated employment agreements dated as of August 15, 2002 between MedQuest and each of Messers. Venesky, Luke and Gentry have been terminated, except that certain provisions, including those relating to confidentiality and proprietary rights and non-competition and non-solicitation, shall survive by their terms.

ITEM 5.02(c)                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 29, 2005, Stephen P. Murray was elected by written consent of the stockholders to the board of directors of MQ Associates.   Mr. Murray is a partner of J.P. Morgan Partners, LLC.  Prior to joining J.P. Morgan Partners, LLC in 1984, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover Trust Company.  Currently, he serves as a director of AMC Entertainment, Inc., Cabela's Incorporated, La Petite Academy, Inc., National Waterworks, Inc., Pinnacle Foods Holding Corp. and Warner Chilcott Corporation.  Pursuant to the Stockholders’ Agreement, Mr. Murray will serve as one of MQ Investment Holdings, LLC’s (“MQ Investment”) designees to the board of directors of MQ Associates.  MQ Investment is an affiliate of J.P. Morgan Partners, LLC.

Item 8.01               Other Events.

On April 25, 2005, an action was filed by Messrs. Venesky, Luke and Gentry in the Superior Court of Fulton County in the State of Georgia against MQ Associates, MedQuest, J.P. Morgan Partners, LLC, J.P. Morgan Partners (BHCA), L.P.,  JPMP Master Fund Manager, L.P., JPMP Capital Corp., and JPMP Global Investors, L.P.  The action alleged that MQ Associates’ decision to place each of Messrs. Venesky, Luke and Gentry on administrative leave was constructive termination without cause of their employment and a breach of the employment agreement.  Each of Messrs. Venesky, Luke and Gentry sought a temporary restraining order and permanent injunction enjoining MedQuest from terminating them for cause, a declaratory judgment that MedQuest did not have cause to terminate these individuals for cause and an unspecified amount of damages.  On April 25, 2005, the Court granted the request for a temporary restraining order and set May 6, 2005 as the hearing date on the request for the permanent injunction.  As part of the separation agreements described in Item 1.01 of this Report, each of Messrs. Venesky, Luke and Gentry agreed to immediately dismiss this action with prejudice.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.
Dated: April 29, 2005
	By:	/s/ DONALD C. TOMASSO
Donald C. Tomasso
Interim Chief Executive Officer